Exhibit 4.2

PULTEGROUP, INC. AND THE GUARANTORS PARTY HERETO

4.250% Senior Notes due 2031

4.900% Senior Notes due 2036

First Supplemental Indenture

Dated as of February 20, 2026

to the

INDENTURE

Dated as of February 5, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Table of Contents

Exhibit A	Form of Security (2031 Notes)
Exhibit B	Form of Security (2036 Notes)

-i-

First Supplemental Indenture, dated as of February 20, 2026 (this “Supplemental Indenture”), by and among PulteGroup, Inc., a Michigan corporation (the “Company”), each of the subsidiaries of the Company that are signatories hereto, as the initial guarantors (the “Initial Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the trustee (including any successor replacing such person in accordance with the applicable provisions of the Base Indenture (as defined below), the “Trustee”), to the Indenture, dated as of February 5, 2026 (the “Base Indenture”), by and between the Company and the Trustee (as amended, modified or supplemented from time to time in accordance therewith, including by this Supplemental Indenture, the “Indenture”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes (as such terms are defined herein):

WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more Series, as provided in the Base Indenture;

WHEREAS, the Company and the Initial Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of two Series of Securities designated as its (i) 4.250% Senior Notes due 2031 (the “2031 Notes”) and (ii) 4.900% Senior Notes due 2036 (the “2036 Notes”), substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes (as defined below), the “Notes”), initially guaranteed by the Initial Guarantors, on the terms set forth herein;

WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company, the Initial Guarantors and the Trustee for such Notes, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Initial Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been completed;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Initial Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

Article One

Scope of Supplemental Indenture

Section 1.01           General.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may have been or may hereafter be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Pursuant to this Supplemental Indenture, there is hereby created and designated the Notes as two Series of Securities under the Base Indenture entitled “4.250% Senior Notes due 2031” and “4.900% Senior Notes due 2036.” The Notes shall be substantially in the form of Exhibit A (in the case of the 2031 Notes) or Exhibit B (in the case of the 2036 Notes) hereto and will mature and bear interest as provided in such form and have the other terms and conditions set forth therein, in this Supplemental Indenture and in the Base Indenture (to the extent not superseded hereby). The Company shall pay interest on overdue principal and overdue installments of interest at 4.250% per annum (in the case of the 2031 Notes) and 4.900% per annum (in the case of the 2036 Notes). The Notes shall be guaranteed by the Guarantors as provided by the terms of the Base Indenture, this Supplemental Indenture and the Notes. The Trustee will initially be the Registrar and Paying Agent for the Notes, and DTC will initially be the Depositary for the Notes. The covenants provided in Article Three of this Supplemental Indenture are applicable (unless waived or amended, as provided in the Base Indenture) so long as the Notes are outstanding or until defeasance or other discharge pursuant to the Base Indenture. An aggregate principal amount of $400,000,000 of 2031 Notes and an aggregate principal amount of $400,000,000 of 2036 Notes will be issued on the Issue Date. Additional Notes (the “Additional Notes”) in an unlimited amount may be issued with respect to either Series of Notes in one or more issuances from time to time pursuant to Section 2.01 of the Base Indenture on the same terms and conditions, except for the Issue Date, and if applicable, the issue price and the first interest payment, either of which may differ from the respective terms of the previously issued Notes of the same Series, and with the same CUSIP numbers as the Notes of the same Series (to the extent permissible under applicable law) without the consent of Holders of the applicable Series of Notes, except that if any Additional Notes of either Series are not fungible with the Notes of the same Series issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Each Series of Notes issued hereunder and any Additional Notes of the same Series shall vote on all matters as a single Series, and otherwise be treated as a single Series, for all purposes under the Indenture.

Section 1.02           Specified Modifications in Respect of the Notes.

(1)            Article Six of the Base Indenture shall apply in respect of the Notes; provided that, with respect to (x) clause (3) under the first paragraph of Section 6.01 of the Base Indenture and (y) the second paragraph of Section 6.01 of the Base Indenture, Section 3.03 hereof shall be deemed such specified provision which default thereof shall constitute, together with a default with respect to Article Five of the Base Indenture, an Event of Default with notice but without passage of time.

(2)            Article Ten of the Base Indenture shall apply in respect of the Notes; provided that, notwithstanding anything to the contrary in the Base Indenture and this Supplemental Indenture, any amendment or waiver of Section 3.03 hereof will require consent of Holders of a majority of the outstanding principal amount of each Series of Notes.

(3)            Each Series of Notes may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in paragraph 4 of the applicable Series of Notes. Other than as specifically provided in this Supplemental Indenture or paragraph 4 of the applicable Series of Notes, any redemption of such Series of Notes will be made pursuant to the provisions of Article Three of the Base Indenture.

Article Two

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture, the terms defined herein will govern.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of the Company of all Series of Securities issued under the Indenture, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease entered into in connection with such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case, for purposes of this definition, the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Capitalized Lease Obligations” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means:

(1)            any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person (other than a Subsidiary of the Company); provided that, a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, Voting Stock representing more than 50% of the voting power of all Voting Stock of such Person immediately after such transaction shall not be a Change of Control;

(2)            a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) publicly discloses, including, without limitation, by filing a Schedule 13D or Schedule TO, or the Company or any of its Subsidiaries publicly discloses, including without limitation, by filing any other schedule, form or report under the Exchange Act (including, without limitation, a Current Report on Form 8-K), facts indicating that such person or group has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of the Company representing more than 50% of the voting power of the Voting Stock of the Company; or

(3)            the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company that is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control.

Any person or group whose acquisition of beneficial ownership constitutes a Change of Control under clause (2) of the foregoing definition in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, be excluded from such clause (2).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Downgrade Event.

“Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company and the Guarantors at the end of the fiscal quarter immediately preceding such date less (a) the book value of any assets securing any Non-Recourse Indebtedness, and (b) all short-term liabilities of the Company and the Guarantors, except for (i) liabilities and liability items payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor to a maturity date more than one year after such date) and (ii) liabilities in respect of retiree benefits other than persons for which the Company or the Guarantors are required to accrue pursuant to Accounting Standards Codification 715-60 (or any successor provision), in each case as determined in accordance with GAAP.

“Consolidated Tangible Assets” of the Company as of any date means the book value of the total assets of the Company and the Guarantors (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Guarantors, in each case as determined in accordance with GAAP.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Company or one or more Guarantors in existence on the date of the Base Indenture and one or more future facilities or lines of credit among or between the Company or one or more Guarantors and one or more lenders pursuant to which the Company or any Guarantor may incur Indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit; provided, in each case, that such credit facility shall provide for commitments, or there shall be loans or other extensions of credit outstanding thereunder, in each case in excess of $150.0 million.

“Fitch” means Fitch Ratings Inc. or any successor ratings agency thereto.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Guarantors” means (i) initially, each of:

Centex Homes, a Nevada general partnership;

Centex LLC, a Nevada limited liability company;

Del Webb Communities, Inc., an Arizona corporation;

Del Webb Corporation, a Delaware corporation;

DiVosta Homes, L.P., a Delaware limited partnership;

PN II, Inc., a Nevada corporation;

PH Oakwood Trails, LLC, a Delaware limited liability company;

Pulte Diversified Company, LLC, a Michigan limited liability company;

Pulte Development Corporation, a Michigan corporation;

Pulte Development New Mexico, Inc., a Michigan corporation;

Pulte Home Company, LLC, a Michigan limited liability company;

Pulte Homes of Indiana, LLC, an Indiana limited liability company;

Pulte Homes of Michigan LLC, a Michigan limited liability company;

Pulte Homes of Minnesota LLC, a Minnesota limited liability company;

Pulte Homes of New England LLC, a Michigan limited liability company;

Pulte Homes of New Mexico, Inc., a Michigan corporation;

Pulte Homes of NJ, Limited Partnership, a Michigan limited partnership;

Pulte Homes of Ohio LLC, a Michigan limited liability company;

Pulte Homes of Oregon, Inc., a Michigan corporation;

Pulte Homes of PA, Limited Partnership, a Michigan limited partnership;

Pulte Homes of Texas, L.P., a Texas limited partnership;

Pulte Homes of Washington, Inc., a Michigan corporation;

Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership; and

Pulte Realty Limited Partnership, a Michigan limited partnership;

and (ii) each of the Company’s Subsidiaries that becomes a guarantor of either Series of the Notes pursuant to the provisions of the Indenture, in each case until subsequently released from its Guarantee pursuant to the provisions of the Indenture.

“Hedging Agreement” of any Person means any interest rate protection agreements, foreign currency exchange agreements, commodity futures agreements or other interest or exchange rate hedging agreements.

“Holder” means the Person in whose name a Note is registered in the books of the registrar for the Notes.

“Indebtedness” of any Person means, without duplication,

(1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than any standby letter of credit or similar instrument issued for the account of, or any surety, performance, completion or payment bond, earnest money note or similar purpose undertaking or indemnification agreement issued or entered into by or for the account of, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with expenditures that constitute capital expenditures in accordance with GAAP (other than any obligation to pay a contingent purchase price as long as such obligation remains contingent), or (c) in respect of Capitalized Lease Obligations,

(2) any Indebtedness of others described in clause (1) above that such Person has guaranteed to the extent of the guarantee, and

(3) all Indebtedness of others described in clause (1) above secured by a Lien on any property of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of the Indebtedness of such Person shall be the lesser of (a) the fair market value of such property; and (b) the amount of such Indebtedness of such other Persons;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or obligations under Hedging Agreements.

“Intangible Assets” means with respect to the Notes, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and the Guarantors prepared in accordance with GAAP.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means February 20, 2026, the date on which the Notes are originally issued under this Supplemental Indenture.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. or any successor ratings agency thereto.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which the owner of such Indebtedness has no recourse, directly or indirectly, to such Person for the principal of, premium, if any, and interest on such Indebtedness, and for which such Person is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse obligations or liabilities in respect of specific land or other real property interests of such Person; provided that recourse obligations or liabilities of such Person solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Par Call Date” means February 1, 2031 (with respect to the 2031 Notes) and December 1, 2035 (with respect to the 2036 Notes).

“Permitted Liens” means any Lien:

(1)            incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company and the Guarantors,

(2)            constituting attachment or judgment liens,

(3)            securing Non-Recourse Indebtedness of the Company or any Guarantor; provided that, it applies only to the Property financed out of the net proceeds of such Non-Recourse Indebtedness (and any accessions thereto and proceeds thereof),

(4)            securing Purchase Money Indebtedness; provided that, it applies only to the Property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness (and any accessions thereto and proceeds thereof),

(5)            constituting purchase money Liens (including Capitalized Lease Obligations); provided that, it applies only to the Property acquired (and any accessions thereto and proceeds thereof) and the related Indebtedness is incurred within 180 days after the acquisition of such Property,

(6)            constituting the right of a lender or lenders to which the Company or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Guarantor with or held by such lender or lenders or its affiliates,

(7)            constituting the pledge or deposit of cash or other Property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and the Guarantors,

(8)            incurred in connection with pollution control, industrial revenue, water, sewage or other public improvement bonds or any similar bonds,

(9)            statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),

(10)          Liens securing community development district bonds or similar bonds issued by any governmental authority to accomplish similar purposes,

(11)          Liens on assets and properties of joint ventures or limited partnerships that are not wholly-owned Subsidiaries of the Company or any of the Guarantors,

(12)          Liens securing the Company’s or the Guarantors’ obligations to third parties, in connection with joint development agreements with such third parties, to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Company’s or the Guarantors’ Property and Property belonging to such third parties,

(13)          pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation insurance, unemployment insurance, pensions or social security programs,

(14)          easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes,

(15)          Liens for taxes not yet due or due but not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),

(16)          Liens arising pursuant to vexatious, frivolous or meritless claims, suits, actions or filings, or other similar bad faith actions, taken by a Person not affiliated with the Company or any Guarantor; provided that the Company or such Guarantor is disputing such Lien in good faith and by appropriate proceedings,

(17)          Liens on assets securing contingent consideration that may be payable by the Company or a Guarantor to the seller or sellers of such assets as a profit, price, or premium participation in such assets or payable to the seller or sellers as a post-closing fee for marketing or similar post-closing arrangements, provided that such obligations are not past due and the amount thereof does not exceed the cost of such assets,

(18)          Liens on any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses that are entered into in the ordinary course of business, and

(19)          Liens in connection with leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary course conduct of the business of the Company and the Guarantors taken as a whole or (ii) secure any Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Guarantor incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any Property to be used in the ordinary course of business by the Company and the Guarantors; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such Property or completion of such construction or improvement.

“Rating Agency” means (1) each of Moody’s, Fitch and S&P; or (2) if any of Moody’s, Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available (for reasons outside of the Company’s control), a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement Rating Agency for Moody’s, Fitch or S&P, or all three, as the case may be.

“Ratings Downgrade Event” means the rating on either Series of the Notes is lowered independently by at least two of the three Rating Agencies so that either Series of the Notes are then rated below Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Measurement Period”) commencing on the earlier of (i) the occurrence of such a Change of Control or (ii) the Company’s first public announcement of its intention to effect such Change of Control and ending 60 days following such earlier event, and the rating of either Series of the Notes is not, within such period, subsequently upgraded by both such Rating Agencies to an Investment Grade rating; provided, however, that if on such 60th day the rating of either Series of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency, the Measurement Period will be extended to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) lowers its rating of the Notes or (y) publicly announces that it is no longer considering either Series of the Notes for possible downgrade. Notwithstanding the foregoing, a Ratings Downgrade Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Downgrade Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Downgrade Event). As used in this definition, the lowering of the rating of either Series of the Notes shall mean that the rating of such Series of Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor ratings agency thereto.

“Sale and Leaseback Transaction” means a sale or transfer made by the Company or a Guarantor of any Property which is either (a) a manufacturing plant, warehouse, office building or model home whose book value equals or exceeds 1% of Consolidated Adjusted Tangible Assets as of the date of determination or (b) any Property which is not a manufacturing plant, warehouse, office building or model home whose book value equals or exceeds 5% of Consolidated Adjusted Tangible Assets as of the date of determination, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of, such property to the Company or a Guarantor, provided that “Sale and Leaseback Transaction” shall not include (1) a sale and leaseback transaction relating to a Property entered into within 180 days after the later of (i) the date of acquisition of such Property by the Company or a Guarantor and (ii) the date of the completion of construction or commencement of full operations on such Property, whichever is later, (2) a sale and leaseback transaction which has a lease of no more than three years in length or (3) a sale or transfer made to the Company or another Guarantor.

“Secured Debt” means any Indebtedness of the Company or any Guarantor which is secured by (a) a Lien in any Property of the Company or a Guarantor (other than property excluded in clause (b)) or (b) a Lien on Capital Stock owned directly or indirectly by the Company or a Guarantor in a corporation or other entity (other than a Non-Guarantor Subsidiary) or in the rights of the Company or a Guarantor in respect of Indebtedness of a corporation or other entity (other than a Non-Guarantor Subsidiary) in which the Company or a Guarantor owns Capital Stock. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given. For the avoidance of doubt, cash collateralized letters of credit under the Credit Facilities will not constitute Secured Debt.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors of such entity or other Persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

(1)            The Treasury Rate applicable to the Notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date; and

(2)            If on the third Business Day preceding such redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount, rounded to three decimal places) at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Article Three

Covenants

Section 3.01           Restrictions on Secured Debt.

The Company will not, and will not cause or permit any Guarantor to, create, incur, assume or guarantee any Secured Debt unless the Notes are secured equally and ratably with (or prior to) such Secured Debt, provided that the foregoing does not prohibit the creation, incurrence, assumption or guarantee of:

(1)            Secured Debt that is secured by Liens on model homes, homes held for sale, homes that are under construction or under contract for sale, contracts for the sale of homes, land (improved or unimproved), contracts for the sale of land, project club houses, amenity centers and common areas, manufacturing plants, warehouses, distribution facilities or office buildings, and fixtures and equipment located at or on any of the foregoing or leasehold or other interests in any of the foregoing;

(2)            Secured Debt that is secured by a Lien on Property at the time of its acquisition by the Company or a Guarantor, which Lien secures obligations assumed by the Company or a Guarantor, or on the Property of a corporation or other entity at the time it is merged into or consolidated with the Company or a Guarantor or becomes a Guarantor as a result of the acquisition of its Capital Stock by the Company or a Guarantor (other than Secured Debt created in contemplation of the acquisition of such Property or the consummation of such a merger or consolidation or acquisition where the Lien attaches to or affects the Property of the Company or a Guarantor prior to such transaction);

(3)            Secured Debt that is secured by Liens arising from conditional sales agreements or title retention agreements with respect to Property acquired by the Company or a Guarantor;

(4)            Secured Debt that is secured by Liens securing Indebtedness of a Guarantor owing to the Company or to another Guarantor;

(5)            Indebtedness secured by a Permitted Lien; and

(6)            any amendment, restatement, supplement, renewal, replacement, extension, refinancing or refunding, in whole or in part (“Refinanced Debt”), of Secured Debt that was permitted to be created, incurred, assumed or guaranteed pursuant to clauses (1) through (5) above at the time of the original creation, incurrence, assumption or guarantee thereof, or by this clause (6); provided, in each case, that the principal amount of the Refinanced Debt does not exceed the principal amount of the Secured Debt being refinanced, extended, renewed or replaced (plus accrued interest thereon and expenses of refinancing, extension, renewal or replacement) and such Refinanced Debt is not secured by any additional Properties of the Company or any Guarantor (other than accessions and proceeds).

In addition, the Company and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally or ratably (or on a senior basis) securing the Notes, if immediately thereafter the sum of (1) the aggregate principal amount (or the accreted value thereof, in the case of any Secured Debt issued with original issue discount) of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the Notes have been secured equally and ratably (or on a senior basis)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1) and (2) and if the 365 day period referenced therein shall have expired, also clause (3) under Section 3.02 hereof) as of the date of determination would not exceed 20% of Consolidated Adjusted Tangible Assets. The Company and the Guarantors may also, without equally and ratably securing the Notes, create, incur, assume or guarantee Secured Debt that renews, substitutes or replaces (including successive renewals, substitutions or replacements), in whole or in part, any Secured Debt permitted pursuant to the preceding sentence (the “New Debt”); provided that, the principal amount of the New Debt does not exceed the principal amount of the Secured Debt being refinanced, extended, renewed or replaced (plus accrued interest thereon and expenses of refinancing, extension, renewal or replacement) and such New Debt is not secured by any additional properties of the Company or any Guarantor (other than accessions and proceeds).

Section 3.02           Restrictions on Sale and Leaseback Transactions.

The Company will not, and will not cause or permit any Guarantor to, enter into any Sale and Leaseback Transaction, unless:

(1)            notice is promptly given to the Trustee of the Sale and Leaseback Transaction;

(2)            fair value is received by the Company or a Guarantor for the Property sold (as determined in good faith pursuant to a resolution of the Board of Directors); and

(3)            the Company or a Guarantor, within 365 days after the completion of the Sale and Leaseback Transaction, applies an amount equal to the net proceeds therefrom either:

(A)            to the redemption, repayment or retirement of (a) either Series of the Notes or the Securities of any other Series under the Indenture (other than a Series that, pursuant to the applicable supplemental indenture, does not have the benefit of this Section 3.02 or its equivalent), including the cancellation by the Trustee of any Securities of any such Series delivered by the Company to the Trustee, or (b) any other Indebtedness of the Company or any Guarantor (other than Indebtedness that by its terms or the terms of the instrument by which it was issued is subordinate in right of payment to the Notes or any such other Series), or

(B)            to the purchase, construction or development of property, facilities or equipment used or useful in the Company’s or a Guarantor’s business.

Without regard to the foregoing, the Company and the Guarantors may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph of Section 3.01 hereof or Secured Debt in relation to which the Notes have been secured equally and ratably (or on a senior basis)) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1) and (2) and if the 365 day period referenced therein shall have expired, also clause (3) above) as of the date of determination would not exceed 20% of Consolidated Adjusted Tangible Assets.

Section 3.03           Repurchase of Notes upon Change of Control Triggering Event.

(1)            In the event that there shall occur a Change of Control Triggering Event, except as otherwise provided in Section 3.03(6) hereof, the Company shall make an offer to each Holder of the Notes (the “Change of Control Offer”) to purchase all or any part of such Holder’s Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase (the “Change of Control Purchase Price”), in accordance with the procedures set forth in this Section 3.03.

(2)            On or before the thirtieth day after any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall be obligated to make the Change of Control Offer by mailing, or causing to be mailed, to all Holders of Notes, with a copy to the Trustee, a notice regarding the Change of Control Triggering Event and the Change of Control Offer. The notice shall state the payment date for the repurchase of the Notes, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, also state that the offer to purchase is conditioned on a Change of Control or Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(3)            On the payment date of the Change of Control Purchase Price as specified in the notice, the Company shall, to the extent lawful:

(A)            accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(B)            deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(C)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(4)            The Paying Agent shall promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer, the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the payment date of the Change of Control Purchase Price.

(5)            The Company will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control or Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.03 by virtue of such conflict.

(6)            The Company will not be required to make a Change of Control Offer after a Change of Control Triggering Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer, (2) the Company has given notice to redeem all Notes in accordance with paragraph 4 of the Notes and Article Three of the Base Indenture, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place, the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes properly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

(7)            None of the provisions relating to a repurchase upon a Change of Control Triggering Event shall be waivable by the Board of Directors of the Company.

Article Four

Miscellaneous

Section 4.01           Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES.

Section 4.02           No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 4.03           No Recourse Against Others.

All liability (i) described in paragraph 11 of the Notes, of any director, officer, employee or stockholder, as such, of the Company and (ii) described in paragraph 12 of the Notes, of any stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any Guarantor, is waived and released.

Section 4.04           Successors and Assigns.

All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 4.05           Counterparts; Electronic Signature.

The parties may sign any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 4.06           Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

PULTEGROUP, INC.

By:	/s/ James L. Ossowski
Name:	James L. Ossowski
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

GUARANTORS:

Centex LLC
Del Webb Communities, Inc.
Del Webb Corporation
PH Oakwood Trails, LLC
PN II, Inc.
Pulte Development Corporation
Pulte Development New Mexico, Inc.
Pulte Diversified Company, LLC
Pulte Home Company, LLC
Pulte Homes of Indiana, LLC
Pulte Homes of Michigan LLC
Pulte Homes of Minnesota LLC
Pulte Homes of New England LLC
Pulte Homes of New Mexico, Inc.
Pulte Homes of Ohio LLC
Pulte Homes of Oregon, Inc.
Pulte Homes of Washington, Inc.

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

Centex Homes

By:	Centex Real Estate Corporation
Its:	Managing Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

DiVosta Homes, L.P.

By:	DiVosta Homes Holdings, LLC
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

Pulte Homes of NJ, Limited Partnership

By:	Pulte Home Corporation of The Delaware Valley
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

Pulte Homes of PA, Limited Partnership

By:	PH 50 LLC
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

Pulte Homes of Texas, L.P.

By:	Pulte Nevada I LLC
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

Pulte Homes Tennessee Limited Partnership

By:	Pulte Homes Tennessee, Inc.
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

Pulte Realty Limited Partnership

By:	Pulte Realty Holdings, Inc.
Its:	General Partner

By:	/s/ D. Bryce Langen
Name:	D. Bryce Langen
Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Gregory M. Jackson
Name:	Gregory M. Jackson
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Security Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

No.1	CUSIP No.: 745867AY7

      ISIN No.: US745867AY77

4.250% SENIOR NOTES DUE 2031

PULTEGROUP, INC.

a Michigan corporation

promises to pay to [           ] or registered assigns

the principal sum of $[           ] on March 1, 2031.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2026

Record Dates: February 15 and August 15

Dated: February 20, 2026

PULTEGROUP, INC.

By:
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Global Note (2031 Notes)]

Authenticated:

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

[Signature Page to Global Note (2031 Notes)]

[FORM OF REVERSE SIDE OF SECURITY]

PULTEGROUP, INC.

4.250% SENIOR NOTES DUE 2031

PULTEGROUP, INC., a Michigan corporation (together with its successors and assigns, the “Company”), issued this Security under an Indenture dated as of February 5, 2026 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, as the trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of February 20, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and the Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1.            Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2026, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from February 20, 2026, provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment.

The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered record date Holders of Securities at the close of business on February 15 or August 15, as the case may be, immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.            Optional Redemption.

Prior to February 1, 2031 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points (0.10%), less (b) interest accrued to, but excluding, the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering or Change of Control, issuance of Indebtedness or the occurrence of any other transaction or event. Notice of any change to the timing set forth in the original notice of redemption will be given prior to the redemption date and in accordance with DTC’s applicable procedures. The redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and notice of any redemption may be rescinded at any time if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). The Company may provide in such notice that payment of the applicable redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another Depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

5.            Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

6.            Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

7.            Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

8.            Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

9.            Successor.

When a successor assumes all the obligations of its predecessor under a Series of the Securities and the Indenture, the predecessor will be released from those obligations.

10.          Trustee Dealings With Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee, including owning or pledging the Securities.

11.          No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

12.          Guarantees

To guarantee the due and punctual payment of the principal of, premium, if any, and interest on this Security and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees such obligations on a senior unsecured basis in accordance with the terms set forth in Article Nine of the Base Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of this Security by accepting this Security agrees that any Guarantor shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

13.          Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

14.          Authentication.

This Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on this Security.

15.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16.          GOVERNING LAW.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.          CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made by the Company or the Trustee as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

18.          Copies.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable supplemental indenture. Requests may be made to: PulteGroup, Inc., 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, Attention: Legal Department.

19.          Change of Control Triggering Event.

In the event that there shall occur a Change of Control Triggering Event, except as otherwise provided in the Indenture, the Company shall make an offer to each Holder of the Securities to purchase all or any part of such Holder’s Securities at 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase in accordance with the procedures set forth in the Indenture.

20.          Defaults and Remedies.

The Events of Default relating to the Securities are defined in Article Six of the Base Indenture as modified by the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________
(Insert assignee’s social security or tax ID number)

______________________________________________

______________________________________________

______________________________________________

______________________________________________
(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF FACE OF SECURITY]

[Global Security Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

No.1	CUSIP No.: 745867AZ4

      ISIN No.: US745867AZ43

4.900% SENIOR NOTES DUE 2036

PULTEGROUP, INC.

a Michigan corporation

promises to pay to [           ] or registered assigns

the principal sum of $[           ] on March 1, 2036.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2026

Record Dates: February 15 and August 15

Dated: February 20, 2026

PULTEGROUP, INC.

By:
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Global Note (2036 Notes)]

Authenticated:

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

[Signature Page to Global Note (2036 Notes)]

[FORM OF REVERSE SIDE OF SECURITY]

PULTEGROUP, INC.

4.900% SENIOR NOTES DUE 2036

PULTEGROUP, INC., a Michigan corporation (together with its successors and assigns, the “Company”), issued this Security under an Indenture dated as of February 5, 2026 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, as the trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of February 20, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and the Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1.            Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2026, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from February 20, 2026, provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment.

The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered record date Holders of Securities at the close of business on February 15 or August 15, as the case may be, immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.            Optional Redemption.

Prior to December 1, 2035 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points (0.15%), less (b) interest accrued to, but excluding, the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any equity offering or Change of Control, issuance of Indebtedness or the occurrence of any other transaction or event. Notice of any change to the timing set forth in the original notice of redemption will be given prior to the redemption date and in accordance with DTC’s applicable procedures. The redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and notice of any redemption may be rescinded at any time if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). The Company may provide in such notice that payment of the applicable redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another Depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

5.            Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

6.            Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

7.            Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

8.            Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

9.            Successor.

When a successor assumes all the obligations of its predecessor under a Series of the Securities and the Indenture, the predecessor will be released from those obligations.

10.          Trustee Dealings With Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee, including owning or pledging the Securities.

11.          No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

12.          Guarantees

To guarantee the due and punctual payment of the principal of, premium, if any, and interest on this Security and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees such obligations on a senior unsecured basis in accordance with the terms set forth in Article Nine of the Base Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of this Security by accepting this Security agrees that any Guarantor shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

13.          Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

14.          Authentication.

This Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on this Security.

15.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16.          GOVERNING LAW.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.          CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made by the Company or the Trustee as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

18.          Copies.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable supplemental indenture. Requests may be made to: PulteGroup, Inc., 3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, Attention: Legal Department.

19.          Change of Control Triggering Event.

In the event that there shall occur a Change of Control Triggering Event, except as otherwise provided in the Indenture, the Company shall make an offer to each Holder of the Securities to purchase all or any part of such Holder’s Securities at 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase in accordance with the procedures set forth in the Indenture.

20.          Defaults and Remedies.

The Events of Default relating to the Securities are defined in Article Six of the Base Indenture as modified by the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________
(Insert assignee’s social security or tax ID number)

______________________________________________

______________________________________________

______________________________________________

______________________________________________
(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.